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                                                                  EXHIBIT 24(b)







                                   CONSENT OF
                   UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.

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                                                                  EXHIBIT 24(b)






             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC. INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM




UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of it's Geologic Evaluation, dated July 27, 2000 in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas-America-Public #9, Ltd.,and to all references to UEDC as having prepared such report and as an expert concerning such report.




UEDC, Inc.



/s/ ISAIAS ORTIZ                              7/27/00
-----------------------------------------------------
Isaias Ortiz                 July 27, 2000
President                    Pittsburgh, PA